CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED
STATES CODE
     I, Michael K. Farrell, certify that (i) MetLife Life and Annuity Company of Connecticut’s Annual Report on Form 10-K for the year ended December 31, 2006 (the “Form 10-K”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of MetLife Life and Annuity Company of Connecticut.
Date: March 6, 2007

/s/ Michael K. Farrell

Michael K. Farrell President
     A signed original of this written statement required by Section 906 has been provided to MetLife Life and Annuity Company of Connecticut and will be retained by MetLife Life and Annuity Company of Connecticut and furnished to the Securities and Exchange Commission or its staff upon request.